Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of The Bank of Nova Scotia

We consent to the inclusion in this Form S-8 Registration Statement of The Bank of Nova Scotia (the “Bank”) of:

(i) our auditors’ report dated December 3, 2010 on the Consolidated Balance Sheets of the Bank as at October 31, 2010 and 2009, and the Consolidated Statements of Income, Changes in Shareholders’ Equity, Comprehensive Income and Cash Flows for each of the years in the three-year period ended October 31, 2010;

(ii) our Comments by Auditors for US Readers on Canada-US Reporting Differences, dated December 3, 2010; and

(iii) our Report of Independent Registered Public Accounting Firm dated December 3, 2010 on the Bank’s internal control over financial reporting as of October 31, 2010 each of which is contained in the Form 40-F of the Bank for the fiscal year ended October 31, 2010 and is incorporated by reference in this Form S-8.

/s/ KPMG LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Canada
November 1, 2011